FOR IMMEDIATE RELEASE

Contact:	Francesca Marraro (media relations)	Laura Jo Snyder-Cruz (investor relations)
	(212) 857-5442	(212) 857-5423
	fmarraro@hmsy.com	ir@hmsy.com

HMS Holdings Corp. Announces First Quarter 2007 Results

NEW YORK, May 3, 2007 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the quarter ended March 31, 2007, reporting revenue of $32.2 million, an increase of $15.9 million or 96.8% from the $16.4 million reported for the same quarter of the prior year. This increase in revenue is inclusive of approximately $14.6 million from Benefit Solutions Practice Area (BSPA) contracts obtained through the acquisition of BSPA in September 2006. HMSY reported net income of $3.0 million or $0.11 per diluted common share for the quarter ended March 31, 2007, compared to net income of $1.3 million or $0.06 per diluted common share during the same quarter of the prior year. Expenses in the quarter ended March 31, 2007 included approximately $1.2 million of acquisition-related amortization.

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share based compensation expense (adjusted EBITDA) was $8.8 million for the quarter ended March 31, 2007, an increase of 237% over the same quarter of 2006.

Reconciliation of net income to EBITDA and adjusted EBITDA:	Three Months Ended March 31,
	2007	2006
Net income	$ 2,972	$ 1,305
Net interest expense (income)	604	(515)
Income taxes	2,298	918
Depreciation and amortization, net of deferred financing costs included in net interest expense	2,346	617
Earnings before interest, taxes, depreciation and amortization (EBITDA)	8,220	2,325
Share based compensation expense	551	274
Adjusted EBITDA	$ 8,771	$ 2,599

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.

HMSY will be hosting its first quarter 2007 results conference call with the investment community on Friday, May 4, 2007 at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, Conference ID # 7417216. A slide presentation will accompany the conference call and may be accessed through our website at www.hmsholdings.com. Please select “Investors,” then “Quarterly Results,” and click on the link to the webcast. The conference call will be available for replay at (800) 642-1687, Conference ID # 7417216 until May 11, 2007. The webcast and this press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.

The HMS Holdings Corp. Form 10-Q for the quarter ended March 31, 2007 will be filed and available on our website www.hmsholdings.com on or about May 8, 2007, and will contain additional information about our results of operations for the fiscal year to date. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are also welcome to contact us through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

# # #

HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2006. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, "believe”, “confident”,

“anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

# # #

HMS HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(unaudited)

	Three months ended March 31,
	2007	2006
Revenue	$ 32,238	$ 16,378

Cost of services:
Compensation	13,073	7,878
Data processing	2,147	1,449
Occupancy	1,981	1,245
Direct project costs	5,157	2,688
Other operating costs	2,843	1,410
Amortization of acquisition related intangibles	1,163	-

Total cost of services	26,364	14,670

Operating income	5,874	1,708

Interest expense	(709)	-
Net interest income	105	515
Income before income taxes	5,270	2,223
Income taxes	2,298	918

Net income	$ 2,972	$ 1,305

Basic income per share data:

Net income per basic share	$ 0.13	$ 0.06

Weighted average common shares outstanding, basic	23,436	20,629

Diluted income per share data:

Net income per diluted share	$ 0.11	$ 0.06

Weighted average common shares, diluted	25,903	22,686

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

(unaudited)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$ 8,470	$ 12,527
Accounts receivable, net of allowance of $493 and $512 at March 31, 2007 and December 31, 2006, respectively	32,636	30,930
Prepaid expenses and other current assets, including deferred tax assets of $2,729 and $3,353 at March 31, 2007 and December 31, 2006, respectively	4,799	5,352
	45,905	48,809

Property and equipment, net	13,220	12,160
Goodwill, net	65,242	65,242
Deferred income taxes, net	2,534	3,860
Intangible assets, net	25,193	26,204
Other assets	887	968

Total assets	$ 152,981	$ 157,243

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$ 10,036	$ 14,285
Amounts due to Public Consulting Group, Inc.	417	1,385
Current portion of long-term debt	6,300	7,875
Total current liabilities	16,753	23,545

Long-term liabilities:
Long-term debt	22,050	23,625
Other liabilities	3,119	3,166
Total long-term liabilities	25,169	26,791

Total liabilities	41,922	50,336

Commitments and contingencies

Shareholders’ Equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	-	-
Common Stock - $.01 par value; 45,000,000 shares authorized;
25,199,339 shares issued and 23,536,493 shares
outstanding at March 31, 2007;
25,027,865 shares issued and 23,365,019 shares
outstanding at December 31, 2006;	252	250
Capital in excess of par value	112,075	110,876
Retained earnings	8,203	5,231
Treasury stock, at cost; 1,662,846 shares at March 31, 2007 and December 31, 2006	(9,397)	(9,397)
Other comprehensive loss	(74)	(53)

Total shareholders’ equity	111,059	106,907

Total liabilities and shareholders’ equity	$152,981	$157,243

Condensed Consolidated Statements of Cash Flows

(in Thousands)

(unaudited)

	Three months ended March 31,
	2007	2006

Operating activities:
Net income	$ 2,972	$ 1,305
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Loss on disposal of fixed assets	3	1
Depreciation and amortization	2,532	617
Stock compensation expense	551	274
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,706)	1,045
(Increase) decrease in prepaid expenses and other current assets	(71)	163
Decrease in deferred tax asset	1,950	831
(Increase) decrease in other assets	(101)	58
Decrease in accounts payable, accrued expenses and other liabilities	(5,285)	(5,147)

Net cash provided by (used in) operating activities	845	(853)

Investing activities:
Purchases of short-term investments	-	(3,200)
Sales of short-term investments	-	3,200
Purchases of property and equipment	(2,245)	(1,242)
Investment in software	(157)	(257)

Net cash used in investing activities	(2,402)	(1,499)

Financing activities:
Proceeds from exercise of stock options	650	1,703
Repayment of long-term debt	(3,150)	-

Net cash (used in) provided by financing activities	(2,500)	1,703

Net decrease in cash and cash equivalents	(4,057)	(649)

Cash and cash equivalents at beginning of period	12,527	3,641

Cash and cash equivalents at end of period	$ 8,470	$ 2,992

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$ 31	$ 184
Cash paid for interest	$ 610	$ -